                                                                     EXHIBIT 4.4


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                          SECURITIES PURCHASE AGREEMENT


                                  by and among


                                 AOA HOLDING LLC


                                       and


                                AOA CAPITAL CORP,
                                   as Issuers


                                       and


                            CIBC WORLD MARKETS CORP.,
                              as Initial Purchaser



                            Dated as of May 21, 1999



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                                       1
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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1. Definitions.......................................................3
Section 1.2. Accounting Terms; Financial Statements............................7

                                   ARTICLE II

          ISSUE OF NOTES; PURCHASE AND SALE OF NOTES; RIGHTS OF HOLDERS
                     OF NOTES; OFFERING BY INITIAL PURCHASER

Section 2.1. Issue of Notes....................................................7
Section 2.2. Purchase, Sale and Delivery of Notes..............................8
Section 2.3. Registration Rights of Holders of Notes...........................8
Section 2.4. Offering by the Initial Purchaser.................................9
Section 2.5. Joint and Several Liability.......................................9

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

Section 3.1. Representations and Warranties of the Issuers.....................9
Section 3.2. Resale of Notes..................................................20

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

Section 4.1. Conditions Precedent to Obligations of the Initial Purchaser.....21

                                    ARTICLE V

                                    COVENANTS

Section 5.1. Covenants of the Issuers.........................................24


                                      -i-
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                                   ARTICLE VI

                                      FEES

Section 6.1. Costs, Expenses and Taxes........................................26

                                   ARTICLE VII

                                    INDEMNITY

Section 7.1. Indemnity........................................................27
Section 7.2. Contribution.....................................................30
Section 7.3. Registration Rights Agreement....................................31

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1. Survival of Provisions...........................................31
Section 8.2. Termination......................................................32
Section 8.3. No Waiver; Modifications in Writing..............................33
Section 8.4. Information Supplied by the Initial Purchaser....................33
Section 8.5. Communications...................................................34
Section 8.6. Execution in Counterparts........................................34
Section 8.7. Successors.......................................................34
Section 8.8. Governing Law....................................................35
Section 8.9. Severability of Provisions.......................................35
Section 8.10. Headings........................................................35
Section 8.11. Release from Liability..........................................35

         SECURITIES PURCHASE AGREEMENT, dated as of May 21, 1999 (the "Agreement"), among AOA Holding LLC, a Minnesota limited liability company (the "Company"), AOA Capital Corp, a Minnesota corporation and a wholly-owned subsidiary of the Company ("Capital Corp." and, together with the Company, the "Issuers"), and CIBC World Markets Corp. (the "Initial Purchaser").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person in question. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", 'controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

         "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

         "AOAI" means Adams Outdoor Advertising, Inc., a Minnesota corporation, which is a wholly-owned subsidiary of the Company and the general partner of AOALP.

         "AOALP" means Adams Outdoor Advertising Limited Partnership, a Minnesota limited partnership, the partnership interests of which are owned 69% by the Company and 1% by AOAI.

         "Basic Documents" means, collectively, the Indenture, the Notes, the Registration Rights Agreement, this Agreement and the Holding Company Documents.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

         "Closing" has the meaning provided therefor in Section 2.2 of this Agreement.

         "Closing Date" has the meaning provided therefor in Section 2.2 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

         "Credit Facility Amendments" means, collectively, the amendments to the AOALP secured credit facility (as described in the Memoranda) and the amendment to the unsecured credit facility of AOALP (as described in the Memoranda), each to be dated as of May 24, 1999.

         "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

         "Deficit Capital Contribution Agreement" means the Deficit Capital Contribution Agreement dated as of May 21, 1999 by and between the Company and Stephen Adams.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" means any event defined as an Event of Default in the Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Final Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

         "Holding Company Documents" means, collectively, the Credit Facility Amendments, the Deficit Capital Contribution Agreement, the Indemnity Agreement and the Partnership Agreement Amendment.

         "Indemnified Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

         "Indemnity Agreement" means the Proceeds Allocation and Indemnity Agreement dated as of May 21, 1999 by and between the Company and Capital Corp.

         "Indemnifying Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

         "Indenture" means the indenture to be dated as of May 26, 1999 among the Issuers and United States Trust Company of New York, as Trustee, under which the Notes will be issued.

         "Initial Purchaser" has the meaning provided therefor in the introductory paragraph of this Agreement.

         "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation (as defined in the Indenture)), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

         "Material Adverse Effect" means, with respect to the Issuers, a material adverse effect on the business, financial condition or results of operations of the Company or AOALP; provided, however, that, with respect to the Issuers, "Material Adverse Effect" shall also mean a material adverse effect on the ability of the Issuers to perform their respective obligations under this Agreement or any of the Basic Documents.

         "Memoranda" has the meaning provided therefor in Section 2.1 of this Agreement.

         "Notes" means the 10 3/8% Senior Notes due 2006 of the Issuers.

         "Offering Materials" has the meaning provided therefor in Section 7.1 of this Agreement.

         "Organizational Document" has the meaning provided therefor in Section
3.1 of this Agreement.

         "Other Issuer Obligations" has the meaning provided therefor in Section
2.5 of this Agreement.

         "Partnership Agreement Amendment" means the amendment to the partnership agreement of AOALP dated as of May 21, 1999.

         "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint-stock company, government (including any agency or political subdivision thereof) or other entity of any kind.

         "PORTAL" means the Private Offerings Resales and Trading through Automated Linkages Market.

         "Preliminary Memorandum" has the meaning provided therefor in Section
2.1 of this Agreement.

         "Private Exchange Notes" shall have the meaning provided therefor in the Registration Rights Agreement.

         "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

         "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

         "Registration Rights Agreement" means the registration rights agreement between the Issuers and the Initial Purchaser relating to the Notes.

         "State" means each of the states of the United States of America, the District of Columbia and the Commonwealth of Puerto Rico.

         "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

         "Taxes" has the meaning provided therefor in Section 3.1 of this Agreement.

         "Time of Purchase" has the meaning provided therefor in Section 2.2 of this Agreement.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

         "Trustee" has the meaning provided therefor in the Indenture.

         Section 1.2. Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standard Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.


                                   ARTICLE II

                        ISSUE OF NOTES; PURCHASE AND SALE
                      OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                          OFFERING BY INITIAL PURCHASER


         Section 2.1. Issue of Notes. The Issuers have authorized the issuance of $50,000,000 aggregate principal amount of the Notes which are to be issued pursuant to the Indenture. Each Note will be substantially in the form of the Note set forth as Exhibit A to the Indenture.

         The Notes will be offered and sold to the Initial Purchaser without being registered under the Act, in reliance on exemptions therefrom.

         In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum dated May 13, 1999(the "Preliminary Memorandum") and prepared a final offering memorandum dated May 21, 1999 (the "Final Memorandum" and, together with the Preliminary Memorandum, the "Memoranda") setting forth or including a description of the terms of the

Notes, the terms of the offering, a description of the Issuers and any material developments relating to the Issuers occurring after the date of the most recent financial statements included therein.

         Section 2.2. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree that they will sell to the Initial Purchaser, and the Initial Purchaser agrees that it will purchase from the Issuers at the Time of Purchase, the aggregate principal amount of the Notes set forth opposite the name of the Initial Purchaser on Schedule I attached hereto at a price equal to 97.375% of such amount.

         The purchase, sale and delivery of the Notes will take place at a closing (the "Closing") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, at 10:00 A.M., New York time, on May 26, 1999, or such later date and time, if any, as the Initial Purchaser and the Issuers shall agree (the "Closing Date"). The time at which such Closing is concluded is herein called the "Time of Purchase."

         One or more certificates in definitive form for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Issuers at least 24 hours prior to the Closing, shall be delivered by or on behalf of the Issuers to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. The Issuers will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchaser at the offices of CIBC World Markets Corp., or such other place as the Initial Purchaser may designate, at least 24 hours prior to the Closing.

         Section 2.3. Registration Rights of Holders of Notes. The Initial Purchaser and its direct and indirect transferees of the Notes will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Registration Rights Agreement.

         Section 2.4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

         Section 2.5. Joint and Several Liability. Each of the Issuers shall have joint and several liability in respect of all obligations hereunder and under each other Basic Document to which the Issuers are parties. Each of the Issuers hereby acknowledges that this Agreement is the independent and several obligation of each of the Issuers and may be enforced against either of the Issuers separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Issuer. Each of the Issuers hereby expressly waives, with respect to any of the amounts owing hereunder by the other Issuer in respect of the obligations (collectively, the "Other Issuer Obligations"), diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Initial Purchaser exhaust any right, power or remedy or proceed against such other Issuer under this Agreement, any other Basic Document or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of such Other Issuer Obligations.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES


         Section 3.1. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with the Initial Purchaser as of the date hereof and as of the Time of Purchase as follows:

                  (a) The Final Memorandum, as of its date and at all times subsequent thereto up to and including the Time of Purchase, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuers in writing by the Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

                  (b) The financial statements of AOALP and AOAI, together with the related notes and schedules thereto, set forth in the Final Memorandum fairly present the financial condition of AOALP and AOAI as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein), except that the unaudited interim financial statements are subject to normal year-end adjustments. The pro forma financial data included in the Final Memorandum has been prepared using reasonable assumptions and in accordance with the applicable requirements of the Act and include all adjustments necessary to present fairly the pro forma financial information included within the Final Memorandum at the respective dates and for the respective periods indicated. Each of Arthur Andersen LLP and KPMG LLP, each of which is reporting upon certain of the audited financial statements and schedules included in the Memoranda, is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

                  (c) The Company and AOALP have been duly organized and are validly existing and in good standing as a limited liability company and a limited partnership, respectively, under the laws of the State of Minnesota and have filed all reports with the Secretary of State of Minnesota required to obtain a certificate of existence from that office. Capital Corp. and AOAI have been duly incorporated and are validly existing and in good standing as corporations under the laws of the State of Minnesota and have filed all reports with the Secretary of State of Minnesota required to obtain a certificate of existence from that office. Each of the Issuers, AOALP and AOAI is duly qualified and in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, and is authorized to do business, in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary and in which the failure so to qualify could have a Material Adverse Effect.

                  (d) As of the date indicated in the Memoranda, the Company had the authorized, issued and outstanding capi-talization as set forth under the caption "actual" under the heading "Capitalization" in the Memoranda; neither Issuer owns, directly or indirectly, any shares or any other equity or long-term debt securities or has any equity interest in any firm, partnership, joint venture or other entity, other than (i) the Company's interest in AOALP, AOAI and Capital Corp. and (ii) AOAI's interest in AOALP and PA Outdoor, Inc.; and the beneficial ownership of the equity interests in the Issuers, AOALP and AOAI is as set forth in the Memoranda under the heading "Principal Security Holders."

                  (e) This Agreement has been duly authorized by the Issuers and the Issuers have all requisite power and authority to execute, issue and deliver this Agreement and to incur and perform their respective obligations provided for therein. This Agreement, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Issuers, enforceable against each of them in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (f) The Indenture has been duly authorized by the Issuers and the Issuers have all requisite power and authority to execute, issue and deliver the Indenture and to incur and perform their respective obligations provided for therein. The Indenture, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against each of them in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (g) The Registration Rights Agreement has been duly authorized by the Issuers and the Issuers have all requisite power and authority to execute, issue and deliver the Registration Rights Agreement and to incur and perform their respective obligations provided for therein. The Registration Rights Agreement, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Issuers, enforceable against each of them in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) The Notes have each been duly authorized by the Issuers and the Issuers have all requisite power and authority to execute, issue and deliver the Notes and to incur and perform their respective obligations provided for therein. The Notes, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee) in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Issuers enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (i) Each of the Holding Company Documents has been duly authorized by the Issuers party thereto and the Issuers have all requisite power and authority to execute, issue and deliver each Holding Company Document to which they are a party and to incur and perform their respective obligations provided for therein. Each of the Holding Company Documents, when executed and delivered by the Issuers party thereto (assuming the due authorization, exe-cution and delivery by the other parties thereto), will constitute a valid and legally binding agreement of the Issuers party thereto, enforceable against each of them in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (j) Immediately after the consummation of the transactions contemplated by this Agreement (including the use of proceeds from the sale of Notes at the Time of Purchase), to the best of their knowledge, the fair value and present fair saleable value of the assets of each of the Issuers (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; neither Issuer (on a consolidated basis) will be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of Notes at the Time of Purchase), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                  (k) The Issuers have all requisite power and authority under the laws of the State of Minnesota to execute, deliver and perform their respective obligations under this Agreement. Each of the Issuers has all requisite power and authority under the laws of the State of Minnesota to (i) execute, deliver and perform its obligations under this Agreement and each of the Basic Documents, (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by the Issuers pursuant to or in connection with this Agreement and each of the Basic Documents and (iii) issue the Notes in the manner and for the purpose contemplated by this Agreement.

                  (l) Subsequent to the date as of which information is given in the Final Memorandum to the Time of Purchase, there has not been (i) any event or condition that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) any transaction entered into by either of the Issuers, AOALP or AOAI, other than in the or-dinary course of business, that is material to the Company or AOALP or
         (iii) any dividend or distribution of any kind declared, paid or made by either of the Issuers on any of its equity-interests.

                  (m) Except as set forth in the Final Memorandum, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Issuers, threatened to which either of the Issuers, AOALP or AOAI is or would be a party or of which the properties of either of the Issuers, AOALP or AOAI are or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Notes by the Issuers, (ii) questions the legality or validity of the transfers into the holding company structure described in the Memoranda or seeks to recover damages or obtain other relief in connection therewith, (iii) could have any effect on the power or ability of either Issuer to perform its obligations under the Basic Documents or to consummate the transactions contemplated hereby or thereby or (iv) could reasonably be expected to have a Material Adverse Effect.

                  (n) The execution, delivery and performance by the Issuers of this Agreement and the Basic Documents, the issuance and sale by the Issuers of the Notes and the execution, delivery and performance by the Issuers of all other agreements and instruments to be executed and delivered by the Issuers, pursuant hereto or thereto or in connection herewith or therewith, and compliance by the Issuers with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase having applicability to either of the Issuers, AOALP or AOAI (ii) conflict with or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by either Issuer, AOALP or AOAI or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which either Issuer, AOALP or AOAI is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject or (B) the certificate of formation or limited liability company agreement, the certificate of limited partnership or limited partnership agreement or the articles of incorporation or bylaws, as the case may be (each, an "Organizational Document"), of either Issuer, AOALP or AOAI or (iii) except as contemplated by this Agreement and the Basic Documents, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by either of the Issuers, AOALP or AOAI, except, in each case, where such violation, conflict, breach, default or creation or imposition of any Lien would not (individually or in the aggregate)
         (1) have a Material Adverse Effect, (2) materially impair either Issuer's ability to perform the obligations contemplated by the Basic Documents and the Memoranda or (3) materially affect the consummation of the transactions contemplated by the Basic Documents and the Memoranda.

                  (o) Neither of the Issuers, AOALP or AOAI is currently or, after giving effect to the consummation of the transactions contemplated by this Agreement, will be, (i) in violation of its certificate of formation, certificate of limited partnership or articles of incorporation or limited liability company agreement, partnership agreement or bylaws, as the case may be, (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material contract, agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected (except as set forth in the Final Memorandum), (iii) in violation of any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iv) in violation of or will have violated any such statute, rule or regulation of any governmental authority, which default or violation (individually or in the aggregate) could reasonably be expected to (y) affect the legality, validity or enforceability of this Agreement or any of the Basic Documents or (z) have a Material Adverse Effect.

                  (p) Except as set forth in the Final Memorandum, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required (i) in connection with the execution, delivery or performance by the Issuers of this Agreement or any of the Basic Documents, (ii) to permit the Issuers to effect payments of principal of, premium and interest on the Notes or (iii) to own, lease, license and use their respective businesses in the manner described in the Final Memorandum except (A) as may be required under state securities or "Blue Sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Notes or (B) as would not (individually or in the aggregate) have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations set forth in the Final Memorandum (other than as disclosed therein) which are required to have been obtained by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of either of the Issuers, threatened attack by appeal or direct proceeding or otherwise.

                  (q) Neither Issuer is, nor immediately after the Time of Purchase will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (r) The execution and delivery of this Agreement and the other Basic Documents and the sale of the Notes to the Initial Purchaser will not involve any non-exempt prohibited transaction within the meaning of
         Section 406 of ERISA, or Section 4975 of the Code on the part of the Company. No Reportable Event (as defined in ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Employee Benefit Plan (as defined in ERISA), and each Employee Benefit Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all benefits vested under each Employee Benefit Plan maintained by the Issuers or any Commonly Controlled Entity (as defined in ERISA) (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits. Neither of the Issuers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan (as defined in ERISA), and neither of the Issuers nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Issuer or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which such representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of either of the Issuers or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(l) of ERISA).

                  (s) The Issuers, AOALP or AOAI have (i) good and valid title to all tangible properties and assets identified in the Final Memorandum as owned by each of them and (ii) valid and enforceable leasehold interests in all properties and assets identified in the Final Memorandum as leased by each of them, in each case, which are material to the business of the Company and AOALP free and clear of all Liens, except (A) such Liens as are described in the Final Memorandum,
         (B) Liens created in the ordinary course of business which are Permitted Liens (as defined in the Indenture) or (C) in the case of leased properties and assets, Liens on such property which exist pursuant to the terms of the agreement evidencing such leasehold interest. All of the leases material to the business of the Company and AOALP and under which the Company and AOALP holds properties described in the Final Memorandum, are valid and binding as leased by them, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and AOALP.

                  (t) No form of general solicitation or general advertising was used by the Issuers or their representatives in connection with the offer and sale of the Notes. Neither of the Issuers nor any Person authorized to act for either of them has, either directly or indirectly, sold or offered for sale any of the Notes or any other similar security of either of the Issuers to, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchaser; and the Issuers agree that neither they nor any Person acting on its behalf will sell or offer for sale any Notes to, or solicit any offers to buy any Notes from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of Section 5 of the Act.

                  (u) All tax returns required to be filed by either of the Issuers, AOALP or AOAI in any jurisdiction (including foreign jurisdictions) have been so filed and all taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") due or claimed to be due have been paid, other than those Taxes being contested in good faith and those Taxes for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such returns or to pay such Taxes could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. The Issuers know of no actual or proposed additional tax assessments for any fiscal period against either of the Issuers, AOALP or AOAI that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  (v) The Issuers, AOALP and AOAI are the owners or licensees of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, the absence of which would have or could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Final Memorandum neither of the Issuers, AOALP or AOAI has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property which infringements or claims (individually or in the aggregate) would have a Material Adverse Effect.

                  (w) Neither Issuer nor any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (x) Each Basic Document conforms in all material respects to the descriptions thereof in the Final Memorandum.

                  (y) The statements set forth under the heading "Description of the Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture provide a fair summary of such provisions and information with respect thereto.

                  (z) Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3.2 hereof and the due performance by the Initial Purchaser of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and the Memoranda does not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended.

                  (aa) Neither Issuer, AOALP or AOAI conducts business with the government of Cuba or any Person or affiliate located in Cuba. In the event either Issuer, AOALP or AOAI commences engaging in business with the government of Cuba or with any Person or affiliate located in Cuba, the Issuers will provide the Florida Department of Banking and Finance notice of such business in a form acceptable to such Department.

                  (bb) No labor problem, dispute or disturbance with respect to the employees of either Issuer, AOALP or AOAI exists or, to the best knowledge of the Issuers, is threatened which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (cc) No condition, omission, event or act has occurred with respect to the Issuers, AOALP or AOAI which, had the Indenture already been executed and delivered, would (or, with the giving of notice and/or the lapse of time and/or the issue of a certificate, could) constitute a Default or Event of Default (as defined in the Indenture).

                  (dd) The statistical and market-related data included or incorporated by reference in the Final Memorandum are based on or derived-from sources which the Issuers believe to be reliable and accurate or represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

         Section 3.2. Resale of Notes. The Initial Purchaser represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A of the Act ("QIB"). The Initial Purchaser agrees with the Issuers that (a) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, Persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (B) in the case of offers outside the United States, to Persons other than U.S. Persons ('foreign purchasers,' which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such Persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.


                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING


         Section 4.1. Conditions Precedent to Obligations of the Initial Purchaser. The obligation of the Initial Purchaser to purchase the Notes to be purchased by it hereunder is sub-ject, at the Time of Purchase, to the satisfaction of the following conditions:

                  (a) The Initial Purchaser shall have received an opinion, addressed to the Initial Purchaser in form and substance satisfactory to counsel to the Initial Purchaser and dated the Time of Purchase, from Kaplan, Strangis & Kaplan, P.A., special counsel to the Issuers, covering the matters set forth in Exhibit 1 attached hereto.

                  (b) The Initial Purchaser shall have received an opinion, addressed to the Initial Purchaser in form and substance satisfactory to the Initial Purchaser and dated the Time of Purchase, of Cahill Gordon & Reindel, counsel to the Initial Purchaser, substantially in the form of Exhibit 2 attached hereto.

                  In rendering such opinions in accordance with Sections 4.1(a) and (b) above, each such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Issuers and representations of the Initial Purchaser and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Each such counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction or an expert in the law of any other jurisdiction. Any opinion relied upon by such counsel as aforesaid shall be delivered to the Initial Purchaser together with the opinion of such counsel, which opinion shall state that such counsel believes that their and the Initial Purchaser's reliance thereon is justified.

                  (c) The Initial Purchaser shall have received from Arthur Andersen LLP a comfort letter or letters dated as of the date hereof and as of the Closing Date in form and substance reasonably satisfactory to counsel to the Initial Purchaser.

                  (d) The representations and warranties made by the Issuers herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, each of the Issuers shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the Basic Documents required to be per-formed by it at or prior to the Time of Purchase and the Issuers shall have furnished to the Initial Purchaser a certificate, dated the Time of Purchase, to such effect.

                  (e) Subsequent to the date of the Final Memorandum, to the Closing Date, (i) there shall not have been any change, or any development involving a prospective change, which has affected or is reasonably expected to affect materially and adversely the businesses, properties, the financial condition or the results of operations of the Company or AOALP and (ii) the Company and AOALP shall have conducted their business only in the ordinary course.

                  (f) At the Time of Purchase and after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, there shall exist no Default or Event of Default.

                  (g) Subsequent to the date as of which information is given in the Final Memorandum, neither of the Issuers, AOALP or AOAI has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business) that are material to the Issuers, AOALP or AOAI or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other), assets, business prospects, results of operations or properties of the Issuers, AOALP or AOAI and there has not been any change in the capitalization of the Issuers, AOALP or AOAI that is material to the business, financial condition, assets, business, results of operations or properties of the Issuers, AOALP or AOAI except in each case as described in the Final Memorandum.

                  (h) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

                  (i) The purchase of and payment for the Notes by the Initial Purchaser hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

                  (j) At the Time of Purchase, the Initial Purchaser shall have received a certificate, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of the Company dated the Time of Purchase, from the Issuers stating that the conditions specified in Sections 4.1(d), (e), (f), (g) and (h) have been satisfied or duly waived at the Time of Purchase.

                  (k) Each of the Basic Documents shall be satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                  (l) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the Basic Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (m) There shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the Act, that (A) it is downgrading its rating assigned to any debt securities of either of the Issuers, AOALP or AOAI or (B) it is reviewing its rating assigned to any debt securities of either of the Issuers, AOALP or AOAI with a view to possible downgrading, or with negative implications, or direction not determined.

                  (n) At the Time of Purchase, the Holding Company Documents shall be in full force and effect on the terms described in the Final Memorandum and the transfers to the holding company structure described therein shall have been consummated.

                  (o) The Issuers shall have furnished to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Issuers for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (p) On or before the Closing, the Initial Purchaser and counsel to the Initial Purchaser shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corpo-rate, legal and financial affairs of the Issuers as they may reasonably request.


                                    ARTICLE V

                                    COVENANTS


         Section 5.1. Covenants of the Issuers. The Issuers covenant and agree with the Initial Purchaser that:

                  (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto as to which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, which consent shall not be unreasonably withheld. The Issuers will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be deemed necessary or advisable by the Initial Purchaser or counsel to the Initial Purchaser in connection with the resale of the Notes by the Initial Purchaser.

                  (b) The Issuers will cooperate with the Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that, in connection therewith, neither Issuer shall be required to qualify as a foreign corporation or foreign limited partnership, as the case may be, or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchaser thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the sole expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Issuers will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

                  (e) The Issuers will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For and during the period ending on the date no Notes are outstanding, the Issuers will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or the holders of the Notes.

                  (g) Neither of the Issuers nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                  (h) The Issuers will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (i) The Issuers will use their respective reasonable efforts to (i) permit the Notes to be included for quotation on PORTAL and (ii) permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

                                   ARTICLE VI

                                      FEES


         Section 6.1. Costs, Expenses and Taxes. The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and each of the Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda (which shall include the reasonable disbursements of counsel to the Initial Purchaser in respect thereof), (iii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (v) preparation (including printing), issuance and delivery to the Initial Purchaser of the Notes, (vi) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel to the Initial Purchaser relating thereto,
(vii) one-half of all local transportation, catering, room rental and similar expenses in connection with any "roadshow" or other meetings with prospective investors in the Notes (it being understood that the Initial Purchaser shall pay the other one-half of such expenses and that each party shall pay its own air transportation, lodging, individual meal and similar expenses, whether in connection with such "roadshow" or otherwise related to this offering), (viii) fees and expenses of the Trustee including fees and expenses of counsel to the Trustee, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Notes on PORTAL, (x) any fees charged by investment rating agencies for the rating of the Notes, and (xi) except as limited by Article VII, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement, the Notes or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Issuers shall pay any and all stamp, transfer and other similar taxes payable or de-termined to be payable in connection with the execution and delivery of this Agreement, any Basic Document or the issuance of the Notes, and shall save and hold the Initial Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.


                                   ARTICLE VII

                                    INDEMNITY


         Section 7.1. Indemnity.

         (a) Indemnification by the Issuers. The Issuers, jointly and severally, agree and covenant to hold harmless and indemnify the Initial Purchaser and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which the Initial Purchaser and its Affiliates may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memoranda and any amendments or supplements thereto, the Basic Documents, any documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuers shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein; provided, further, that the Issuers shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting such loss, claim, damage or liability purchased Notes from the Initial Purchaser in reliance on such Preliminary Memorandum but was not given the Final Memorandum (or any amendment or supplement thereto) on or prior to the confirmation of the sale of such Notes. The Issuers further agree to reimburse the Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being an Initial Purchaser; provided, however, that if the Issuers reimburse the Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, the Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph
(a) in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein. The Issuers further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not the Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Issuers under this Article VII shall be in addition to any liability the Issuers may otherwise have.

         (b) Indemnification by the Initial Purchaser. The Initial Purchaser agrees and covenants to hold harmless and indemnify the Issuers and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchaser under this Article VII shall be in addition to any liability the Initial Purchaser may otherwise have.

         (c) Procedure. If any Person shall be entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemni-fying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or parties, or for fees and expenses that are not reasonable. No Indemnified Party or parties will settle any Proceeding without the consent of the Indemnifying Party or parties (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been or a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding.

         Section 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

         The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this Sec-tion 7.2, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Section 7.3. Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.


                                  ARTICLE VIII

                                  MISCELLANEOUS


         Section 8.1. Survival of Provisions. Notwithstanding any other provision of this Agreement, the representations, warranties and covenants of the Issuers, their respective officers and the Initial Purchaser made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles V, VII and VIII shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Issuers, the Initial Purchaser or any Indemnified Party, (b) acceptance of any of the Notes and payment therefor, (c) any termination of this Agreement, or (d) disposition of the Notes by the Initial Purchaser whether by redemption, exchange, sale or otherwise.

         Section 8.2. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Issuers given prior to the Time of Purchase in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing:

                  (i) the Issuers, AOALP or AOAI shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could have a Material Adverse Effect (including, without limitation, a change in control of either of the Issuers), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities of the Issuers, AOALP or AOAI or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the purchase of the Notes as contemplated by the Final Memorandum; or

                  (v) any securities of either of the Issuers, AOALP or AOAI shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

         (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in Section
8.1 hereof.

         Section 8.3. No Waiver; Modifications in Writing. No failure or delay on the part of the Issuers or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Issuers or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Issuers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided, however, that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Issuers and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Issuers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in similar or other circumstances.

         Section 8.4. Information Supplied by the Initial Purchaser. The statements set forth in the fifth and ninth paragraphs under the heading 'Plan of Distribution' in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Issuers for the purposes of Sections 3.1(a) and 7.1(a) hereof.

         Section 8.5. Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchaser, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10017, (b) if to the Issuers, shall be given by similar means to 1380
W. Paces Ferry Road, N.W., Suite 170, South Wing, Atlanta, Georgia 30327, attn:
Chief Financial Officer, with copies to Kaplan, Strangis & Kaplan, P.A., 5500 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, attn:
Andris Baltins. In each case notices, demands and other communications shall be deemed given when received.

         Section 8.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 8.7. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Issuers contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchaser and any Person or Persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in
Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the General Partner, the officers and any Person or Persons who control either Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

         Section 8.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 8.9. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 8.10. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 8.11. Release from Liability. No trustee, director, officer, employee, stockholder (other than the Company), partner, affiliate or beneficiary, as such, of the Issuers shall have any liability for any of the obligations of the Issuers under this Agreement. It is understood that this limitation on recourse is made expressly for the benefit of any such trustee, director, officer, employee, stockholder, partner or beneficiary and may be enforced by any one or all of them.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                        AOA HOLDING LLC
                                        (a Minnesota limited liability company)


                                        By: /s/ Abe Levine
                                            --------------------------
                                              Name:  Abe Levine
                                              Title:  Vice President


                                        AOA CAPITAL CORP
                                        (a Minnesota corporation)


                                        By: /s/ Abe Levine
                                            --------------------------
                                              Name:  Abe Levine
                                              Title:  Vice President


CIBC WORLD MARKETS CORP.


By: /s/ Bruce Spohler
    ------------------------
      Name:  Bruce Spohler
      Title:

                                                                      SCHEDULE I


       Principal Amount
Initial Purchaser                                               of Notes________

CIBC World Markets Corp.........................................     $50,000,000
             Total................................................   $50,000,000

1.       (a)      (1)               (i)           (A)      (b)      (
(i)      (A)  (c)         (         (i)           (A)      (d)      (
(i)      (A)  (e)         (         (i)           (A)      (f)      (
(i)      (A)  (g)         (         (i)           (A)      (h)      (
(i)      (A)  (i)         (         (i)           (A)      (j)      (
(i)      (A)  (k)         (         (i)           (A)      (l)      (
(i)      (A)  (m)         (         (i)           (A)      (n)      (
(i)      (A)





    19956/1